EXHIBIT 10.21

FIRST AMENDMENT

Cardinal Health PTS, LLC (“Cardinal Health”) and Cubist Pharmaceuticals, Inc., (“Cubist”) are parties to a Processing Services Agreement dated August 11, 2004 (the “Agreement”).

The parties now desire to amend the Agreement as set forth upon the terms and conditions set forth in the Agreement.

Therefore, in consideration of the mutual conditions and covenants set forth herein, Cardinal Health and Cubist agree as follows:

1.     Exhibit B-1 of the Agreement is deleted in its entirety and replaced with the revised Exhibit B-1 Pricing attached to this First Amendment.

Any conflict between the provisions of this First Amendment and the Agreement shall be resolved in favor of this First Amendment and capitalized terms used in this First Amendment shall have the same meaning given to them in the Agreement, unless otherwise defined in this First Amendment.

This First Amendment shall be effective May 1, 2005 (“Effective Date”). Unless otherwise expressly set forth herein, all other terms and conditions set forth in the Agreement shall remain in full force and effect.

CARDINAL HEALTH PTS LLC		CUBIST PHARMACEUTICALS, INC.
By:	/s/ Arthur Pelletier	By:	/s/ Robert J. Janosky
Name:	Arthur Pelletier	Name:	Robert J. Janosky
Title:	Vice President/General Manager	Title:	V.P. Manufacturing
Date:	May 12, 2005	Date:	May 23, 2005